SECURITY AGREEMENT


DATED:  April 26, 1999

FROM:   NOVA-TECH ENGINEERING, INC.
        115 Second Avenue North
        Edmonds, WA  98020                                                DEBTOR

TO:     PACIFIC AEROSPACE & ELECTRONICS, INC.
        430 Olds Station Road
        Wenatchee, WA  98801                                       SECURED PARTY


     FOR VALUE RECEIVED, and to secure both the payment of the Indebtedness and the performance of the obligations owed to Secured Party under this Security Agreement and the Related Agreements, Debtor grants Secured Party a security interest in the Collateral, in accordance with the definitions and terms set forth below:

     1.   Definitions.

          1.1 Indebtedness. "Indebtedness" shall mean all amounts now or hereafter owed by Debtor to Secured Party, whether or not evidenced by a promissory note or notes and whether direct, indirect, or contingent.

          1.2 Related Agreements. The "Related Agreements" shall mean the promissory note of even date herewith, in the principal amount of $1,500,000.00, made by Debtor in favor of Secured Party, and any other present or future agreement between Debtor and Secured Party evidencing any part of the Indebtedness.

          1.3 Collateral. The "Collateral" shall be all tangible and intangible property of Debtor, whether now owned or hereafter acquired, whether now existing or hereafter arising, or in which Debtor now has or hereafter acquires any rights, including without limitation:

               (1) All furniture, leasehold improvements, motor vehicles, appliances, fixtures, furnishings, tools, machinery and equipment and other goods of Debtor, now owned or hereafter acquired, and all additions and accessions thereto and replacements therefor;

               (2) All inventory, supplies and materials of Debtor now owned or hereafter acquired, together with all additions and accessions thereto and replacements therefor;

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               (3) All accounts, accounts receivable, negotiable documents, notes, drafts, acceptances, claims, lease rights (to the extent they are assignable without consent of the lessor), securities, instruments, choses in action, whether in contract or in tort, proceeds of lawsuits, and general intangibles of Debtor (including, but not limited to goodwill, permits, licenses, trademarks, trade names and trade secrets), and all other rights of Debtor to the payment of money, now existing or hereafter arising;

               (4) All deposit accounts of Debtor maintained with any bank or other financial institution;

               (5) All records, papers and books of account or other documents or papers relating to, affecting or describing any of the foregoing Collateral, in whatever form, including without limitation all computerized records, diskettes, programs, etc. relating thereto;

               (6) All of Debtor?s contract rights and proceeds of insurance policies;

               (7) All of Debtor?s patents and patents pending;

               (8) All of Debtor?s stock in and to subsidiaries wholly owned by Debtor; and

               (9) All proceeds of the foregoing Collateral. For purposes of this Security Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     2.   Obligations of Debtor. Debtor warrants and covenants:

          2.1 Payment and Performance. Debtor shall pay to Secured Party promptly when due all amounts payment of which is secured by this Security Agreement and shall strictly perform all obligations imposed upon Debtor by this Security Agreement and the Related Agreements.

          2.2 Perfection of Security Interest. Debtor agrees to execute financing statements and to take whatever other action is requested by Secured Party to perfect and continue Secured Party's security interest in the Collateral. Any certificate of title existing on any of the Collateral will be endorsed and delivered to Secured Party reciting Secured Party?s security interest. Debtor hereby appoints Secured Party Debtor's attorney in fact for the purpose of executing any documents necessary to perfect or continue the security interest. Secured Party may file copies or reproductions of this Security Agreement as a financing statement at any time and without further authorization from Debtor. Debtor will reimburse Secured Party for all expenses incurred in perfecting or continuing this security interest. Secured Party's interest is junior to the interest of Sterling Savings Bank as set forth in any and

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all Security Agreements, including those dated July 1, 1997 and January 25,
1999, between Nova-Tech Engineering, Inc. and Sterling Savings Bank and recorded as Washington State UCC-1 Number 942060455 (filing date July 25, 1994) and its continuation 990430160 dated February 12, 1999, which cover all existing and future indebtedness of Nova-Tech Engineering, Inc. to Sterling Savings Bank and/or its assigns.

          2.3 Removal of Collateral. Debtor warrants that the Collateral is located at Debtor's address set forth above. Except in the ordinary course of Debtor's business, Debtor shall not remove the Collateral from its location without the prior written consent of Secured Party, which shall not be unreasonably withheld. To the extent the Collateral constitutes vehicles, Debtor shall not take or permit any action which would require registration of the vehicles outside of the State of Washington without the prior written consent of Secured Party.

          2.4 Transactions Involving Collateral. Except for inventory sold in the ordinary course of Debtor's business, Debtor shall not sell, offer to sell, or otherwise transfer the Collateral. Debtor shall not pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, security interest, or charge, other than the security interest in favor of Secured Party and those created prior to the date hereof, without the prior written consent of Secured Party.

          2.5 Title. Debtor warrants that it holds good and marketable title to the Collateral subject only to the lien of this Security Agreement and security interests created prior to the date hereof and that Debtor has full power and authority to execute this Security Agreement, to perform Debtor?s obligations hereunder, and to subject the Collateral to the security interest created hereby. Debtor shall defend Secured Party's rights against the claims and demands of all persons.

          2.6 Compliance with Laws. Debtor warrants that its use of the Collateral complies with, and that Debtor will in the future promptly comply with, all applicable laws, ordinances, and regulations of governmental authorities.

          2.7 Use. Debtor shall maintain the Collateral in good condition and repair and not use the Collateral for any unlawful purpose or in any way that would void an effective insurance policy. Debtor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral.

          2.8 Taxes, Assessments, and Liens. Debtor will pay when due all taxes, assessments, and liens upon the Collateral, its use or operation, upon this Security Agreement, or upon any promissory notes evidencing the Indebtedness. Debtor may withhold any such payment or may elect to contest any lien if Debtor is in good faith conducting appropriate proceedings to contest the obligation to pay, so long as Secured Party's interest in the Collateral is not jeopardized. If the Collateral is subjected to a lien which is not discharged within 15 days, Debtor shall deposit with Secured Party cash, a sufficient corporate surety bond, or other security satisfactory to Secured Party in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees, or other charges that could accrue as a result of foreclosure or sale. In any contest proceedings, Debtor shall defend itself and

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Secured Party and will name Secured Party as an additional obligee under any surety bond, and Debtor shall satisfy any final adverse judgment before enforcement against the Collateral.

          2.9 Maintenance of Property Damage Insurance. Debtor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement cost basis covering the Collateral, in an amount sufficient to avoid application of any coinsurance clause and with loss payable to Secured Party. Policies shall be written in amounts, in form, on terms, and with companies reasonably acceptable to Secured Party. Upon request, Debtor shall deliver to Secured Party certificates of coverage from each insurer containing a stipulation that coverage will not be canceled or diminished without a minimum of 10 days' written notice to Secured Party.

          2.10 Application of Insurance Proceeds. Debtor shall promptly notify Secured Party of any loss or damage to the Collateral or any portion thereof having a fair market value in excess of $1,000. Secured Party may make proof of loss if Debtor fails to do so within 15 days of the casualty. Secured Party may, at its election, apply the proceeds to the reduction of the Indebtedness or the restoration and repair of the Collateral. If Secured Party elects to apply the proceeds to restoration and repair, Debtor shall repair or replace the damaged or destroyed Collateral in a manner satisfactory to Secured Party. Upon satisfactory proof of such expenditure, Secured Party shall pay or reimburse Debtor from the proceeds for the reasonable cost of repair or restoration. Any proceeds which have not been paid out within 180 days after their receipt and which Secured Party has not committed to the repair or restoration of the Collateral shall be used to prepay first accrued interest and then principal of Debtor's Indebtedness. If Secured Party holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Debtor.

     3. Debtor's Right to Possession. Until in default, Debtor may have possession of the tangible personal property and beneficial use of all of the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement or the Related Agreements.

     4. Release on Full Performance. If Debtor pays all of the Indebtedness when due and otherwise performs all the obligations imposed upon Debtor under this Security Agreement, Secured Party shall execute and deliver to Debtor suitable statements of termination of any financing statement on file. The filing fees shall be paid by Debtor.

     5.   Default.

          5.1 Events of Default. The following shall constitute events of default:

          (1) Failure to pay any portion of the Indebtedness when it is due.

          (2) Any warranty, representation, or statement made or furnished to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made or furnished.

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          (3) Transfer or agreement to transfer any part or interest in the
Collateral without the prior written consent of Secured Party, to the extent required by this Security Agreement.

          (4) Dissolution, termination of existence as a going business, insolvency on a balance sheet basis or business failure of Debtor; the commencement by Debtor of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; the entry of a decree or order for relief against Debtor in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; the appointment or the consent by Debtor to the appointment of a receiver, trustee, or custodian of Debtor or of any of Debtor's property; an assignment for the benefit of creditors by Debtor; the making or suffering by Debtor of a fraudulent transfer under applicable federal or state law; concealment by Debtor of any of its property in fraud of creditors; the making or suffering by Debtor of a preference within the meaning of the federal bankruptcy law; the imposition of a lien through legal proceedings or distraint upon any of the property of Debtor which is not discharged or bonded in the manner permitted by Section 2.8; or Debtor's failure generally to pay its debts as such debts become due. The events of default in this paragraph shall apply and refer to Debtor and to each of the individuals or entities which are collectively referred to as "Debtor."

          (5) Failure of Debtor to perform any other obligation under this Security Agreement, the Related Agreements or any other present or future agreement between Debtor and Secured Party evidencing the Indebtedness or securing the Indebtedness within 10 days after receipt of written notice from Secured Party specifying the nature of the default. No notice of default and no opportunity to cure shall be required if during the prior 12 months Secured Party has already sent a notice to Debtor concerning default in performance of the same obligation.

     6.   Rights of Secured Party.

          6.1 Rights Prior to Default or Thereafter. Secured Party and its designated representatives or agents may examine and inspect the Collateral, wherever located, at all reasonable times.

          6.2 Rights Upon Default or Thereafter. Upon the occurrence of any event of default and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

               (1) Secured Party may, but shall have no obligation to, pay and discharge any taxes, liens and encumbrances against the Collateral or any part thereof which Debtor has failed to discharge in a timely fashion, and pay for any necessary maintenance and preservation of the Collateral.

               (2) Secured Party may declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Debtor would be required to pay.

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               (3) Secured Party may require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral.

               (4) Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Debtor. Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is mailed by registered or certified mail, postage prepaid, to the address of Debtor stated in this Security Agreement at least 10 days before the time of the sale or disposition. Debtor shall be liable for expenses of retaking, holding, preparing for sale, selling, or the like.

               (5) Secured Party may have a receiver appointed as a matter of right. The receiver may be an employee of Secured Party and may serve without bond. All fees of the receiver and its attorney shall be secured hereby.

               (6) Secured Party may revoke Debtor's right to collect Debtor?s accounts receivable and revenues from the Collateral and may collect the same, either itself or through a receiver. To facilitate collection, Secured Party may: (i) notify any account debtors of Debtor to make payments directly to Secured Party, (ii) demand, collect, settle, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral, in the name of Debtor or otherwise, (iii) and otherwise take any action which Secured Party may deem desirable in order to realize on the Collateral.

               (7) Secured Party may obtain a judgment for any deficiency remaining in the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this section. Debtor shall be liable for a deficiency even if the underlying transaction is a sale of accounts or chattel paper.

               (8) Secured Party shall have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, in addition to any other rights or remedies that may be available at law, in equity, or otherwise.

          6.3 Waiver; Election of Remedies. A waiver by either party of a breach of a provision of this Security Agreement shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of Secured Party under this Security Agreement are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Debtor

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shall not affect Secured Party's right to declare a default and exercise its remedies under this Security Agreement.

          6.4 Attorneys' Fees; Expenses. In the event suit or action is instituted to enforce any of the terms of this Security Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees at trial and on any appeal, in addition to all other sums provided by law. Whether or not any court action is involved, all reasonable expenses incurred by Secured Party that are necessary at any time in Secured Party's opinion for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the same interest rate as provided in Section 7.3.

     7. Indemnity. Debtor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Debtor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys' fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

     8.   Miscellaneous.

          8.1 Time of Essence. Time is of the essence of this Security
Agreement.

          8.2 Successor Interests. Subject to the limitations on transfer of Debtor's interest, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

          8.3 Expenditure by Beneficiary. If Debtor fails to comply with any provision of this Security Agreement, Secured Party may elect to take the required action on Debtor's behalf, and any amount that Secured Party expends in so doing shall be added to the Indebtedness. Amounts so added shall be payable on demand with interest from the date of expenditure at the rate of 18 percent (18%) per annum or at the rate the Indebtedness bears, whichever is higher, but not in any event at a rate higher than the maximum rate permitted by law. Such action by Secured Party shall not constitute a cure or waiver of the default or any other right or remedy which Secured Party may have on account of Debtor's default.

          8.4 Notices. Any notice under this Security Agreement shall be in writing and shall be effective when either delivered in person or, if mailed, shall be deemed effective when deposited as registered or certified mail, postage prepaid, addressed to the party at the address stated in this Security Agreement. Any party may change its address for notices by written notice to the other.

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          8.5 Invalid Provisions to Affect No Others. If any of the provisions contained in this Security Agreement shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining provisions shall not be affected.

          8.6 Changes in Writing; No Waiver. This Security Agreement and any of its terms may only be changed, waived, discharged, or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. Any agreement subsequently made by Debtor or Secured Party relating to this Security Agreement shall be superior to the rights of the holder of any intervening security interest, lien, or encumbrance. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

          8.7 Applicable Law. This Security Agreement has been executed and delivered to Secured Party in the State of Washington, and all payments are to be made to Secured Party in the State of Washington. The law of the State of Washington shall be applicable for the purpose of construing and determining the validity of this Security Agreement and, to the fullest extent permitted by the law of any state in which any of the Collateral is located, determining the rights and remedies of Secured Party on default.

          8.8 Joint and Several Liability. If Debtor consists of more than one person or entity, the obligations imposed upon Debtor under this Security Agreement shall be joint and several.

          IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be duly executed as of the day and year first written above.

DEBTOR:                      NOVA-TECH ENGINEERING, INC.

                             By /s/ HANS H. HERRMANN
                                -------------------------------------
                                Its President
                                    ---------------------------------


SECURED PARTY:               PACIFIC AEROSPACE & ELECTRONICS, INC.

                             By /s/ DONALD A. WRIGHT
                                -------------------------------------
                                Its President and CEO
                                    ---------------------------------

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